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EXHIBIT (p)(4)

                  CODE OF ETHICS OF FEDERATED ASSET MANAGEMENT

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Federated Investors, Inc.

CODE OF ETHICS
REGARDING PERSONAL
SECURITIES TRADING FOR
ACCESS PERSONS

Effective 1/01/2004

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                               Table of Contents

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
1   ACCESS PERSON RESPONSIBILITIES................................................................................       1

  1.1     GENERAL FIDUCIARY PRINCIPLES............................................................................       1
  1.2     COMPLIANCE WITH THE CODE IS A CONDITION OF EMPLOYMENT...................................................       2
  1.3     PERSONAL RESPONSIBILITY.................................................................................       2
  1.4     PERCEIVED AMBIGUITY SHALL NOT EXCUSE VIOLATIONS.........................................................       2
  1.5     PRE-CLEARANCE DOES NOT PROTECT WRONGDOING...............................................................       2

2   REPORTING REQUIREMENTS........................................................................................       2

  2.1     INITIAL REPORTING REQUIREMENTS..........................................................................       3
  2.2     QUARTERLY REPORTING REQUIREMENTS........................................................................       3
  2.3     ANNUAL REPORTING REQUIREMENTS...........................................................................       4
  2.4     INDEPENDENT DIRECTORS...................................................................................       4
  2.5     NON-FEDERATED OFFICERS OF FEDERATED FUNDS OR PROPRIETARY CLIENT FUNDS...................................       4

3   PRE-CLEARANCE REQUIREMENTS....................................................................................       5

  3.1     PRE-CLEARANCE OF TRADES.................................................................................       5
  3.2     DURATION................................................................................................       6
  3.3     PRE-CLEARANCE DOES NOT PROTECT WRONGDOING...............................................................       6
  3.4     OPTIONS, FUTURES AND/OR SHORT SELLING BY INVESTMENT PERSONS.............................................       6
  3.5     EXCEPTIONS..............................................................................................       6
  3.6     EXCEPTION PROCEDURE FOR EMPLOYEE STOCK OPTIONS OF A PREVIOUS EMPLOYER...................................       7

4   EXEMPT TRANSACTIONS...........................................................................................       8

  4.1     EXEMPT SECURITIES.......................................................................................       8
  4.2     DISCRETIONARY ACCOUNTS..................................................................................       8

5   PROHIBITIONS AND RESTRICTIONS.................................................................................       8

  5.1     GENERAL PROHIBITIONS....................................................................................       8
  5.2     IPOS ARE PROHIBITED.....................................................................................       9
  5.3     PRIVATE PLACEMENTS REQUIRE PRIOR COMPLIANCE APPROVAL....................................................       9
  5.4     PROHIBITION OF SHORT-TERM PROFITS - 60-DAY RULE - INDIVIDUAL SECURITIES.................................       9
  5.5     MINIMUM HOLDING PERIOD - DESIGNATED FEDERATED FUNDS.....................................................      10
  5.6     PROHIBITION ON INSIDER TRADING..........................................................................      10
  5.7     DISCLOSURE OR MISUSE OF FUND INFORMATION................................................................      10
  5.8     BLACKOUT - RECOMMENDATIONS / RESTRICTED LIST............................................................      11
  5.9     BLACKOUT - FUND TRADES..................................................................................      11
  5.10    PRIOR KNOWLEDGE.........................................................................................      12
  5.11    DE MINIMIS EXCEPTIONS...................................................................................      12
  5.12    SERVING ON BOARDS OF DIRECTORS..........................................................................      12
  5.13    EXCESSIVE TRADING.......................................................................................      13
  5.14    INDEPENDENT DIRECTORS...................................................................................      13
  5.15    RESTRICTIONS ON INVESTMENT CLUBS........................................................................      13

6   PROHIBITION ON GIVING / RECEIVING GIFTS.......................................................................      13

7   REVIEW AND SANCTIONS..........................................................................................      14
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
  7.1     MANAGEMENT REVIEW OF INVESTMENT PERSONS' TRADING ACTIVITY.............................................        14
  7.2     COMPLIANCE REVIEW OF TRADING ACTIVITY.................................................................        14
  7.3     SELF-DISCOVERY AND REPORTING..........................................................................        14
  7.4     SANCTIONS.............................................................................................        15
  7.5     FACTORS FOR CONSIDERATION.............................................................................        15
  7.6     REPORTING OF VIOLATIONS...............................................................................        15

8   DEFINITIONS                                                                                                         15

  8.1     1933 ACT                                                                                                      15
  8.2     934 ACT                                                                                                       15
  8.3     1940 ACT                                                                                                      16
  8.4     ACCESS PERSON                                                                                                 16
  8.5     ADVISER                                                                                                       16
  8.6     ASSOCIATED PROCEDURES                                                                                         16
  8.7     BENEFICIAL OWNERSHIP                                                                                          16
  8.8     BOARD                                                                                                         16
  8.9     CODE                                                                                                          17
  8.10    COMPLIANCE DEPARTMENT                                                                                         17
  8.11    CONTROL                                                                                                       17
  8.12    COVERED SECURITY                                                                                              17
  8.13    FEDERATED                                                                                                     17
  8.14    FUND                                                                                                          17
  8.15    INDEPENDENT DIRECTOR                                                                                          18
  8.16    INITIAL PUBLIC OFFERING                                                                                       18
  8.17    INVESTMENT PERSON; INVESTMENT PERSONNEL                                                                       18
  8.18    PRIVATE PLACEMENT                                                                                             18
  8.19    PURCHASE OR SALE OF A COVERED SECURITY                                                                        18
  8.20    SEC                                                                                                           18
  8.21    SECURITY                                                                                                      19
  8.22    UNDERWRITER                                                                                                   19

1   PRECLEARANCE APPROVAL USING TRADECOMPLY                                                                            A-1

2   INVESTMENT COMPANY COMPLIANCE REVIEW                                                                               A-2

3   NON-U.S. BASED FEDERATED ACCESS PERSONS                                                                            A-2

4   NON-FEDERATED ACCESS PERSONS                                                                                       A-2

5   PRECLEARING FOREIGN SECURITIES                                                                                     A-2

1   PRECLEARANCE                                                                                                       B-1

2   INITIAL REPORTING PROCESS                                                                                          B-1

3   QUARTERLY REPORTING PROCESS                                                                                        B-2

4   ANNUAL REPORTING PROCESS                                                                                           B-3

5   FEDERATED FUND TRANSACTIONS                                                                                        B-3

6   REPORTING TO THE BOARD OF DIRECTORS                                                                                B-3

7   RECORD KEEPING REQUIREMENTS                                                                                        B-4

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                  CODE OF ETHICS
                  REGARDING
                  PERSONAL
                  SECURITIES
                  TRADING FOR
                  ACCESS PERSONS

                  This Code applies to all persons designated as Access Persons by the Compliance Department. Capitalized terms are defined in
                  Section 8 of this Code. Access Persons include:

                      - Designated employees of Federated, including those who work for a subsidiary that is an Adviser, an Underwriter for Funds and employees of certain other subsidiaries;

                      -    Independent Directors of the Fund; and

                      - Designated officers of Federated Funds or Proprietary Funds who are not employed by Federated. (e.g., designated outside counsel who serve as secretary to one or more Funds)

                  This Code of Ethics applies only to those individuals specified above, designated as Access Persons under this Code. Notwithstanding the adoption of this Code by a Proprietary Fund, this Code does not apply to any employee, officer, trustee or director of the Proprietary Fund or its investment adviser who (a) is not employed by Federated AND (b) is subject to the terms of another code of ethics approved by the Board.

                  Pursuant to Rule 17j-1 under the 1940 Act, this Code of Ethics has been adopted on behalf of each investment company that is served by the Board of Directors of the Federated Funds and the investment advisory and underwriting affiliates of Federated.

1        ACCESS PERSON RESPONSIBILITIES

         1.1      GENERAL FIDUCIARY PRINCIPLES

                  Each Access Person must:

                  (a) place the Funds' interests ahead of his or her personal interests;

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                  (b) avoid conflicts of interest and the appearance of any
                      conflict with the Funds; and

                  (c) conduct his or her personal transactions in a manner,
                      which does not interfere with Fund portfolio transactions or otherwise take unfair or inappropriate advantage of his or her relationship to the Fund.

                  For example, an Access Person's failure to recommend or purchase a Covered Security for the Fund in order to purchase the Covered Security for the Access Person's personal benefit may be considered a violation of this Code.

         1.2      COMPLIANCE WITH THE CODE IS A CONDITION OF EMPLOYMENT

                  Every Access Person must adhere to these general fiduciary principles, and comply with the specific provisions and Associated Procedures of this Code and the spirit of those provisions. Technical compliance will not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.

         1.3      PERSONAL RESPONSIBILITY

                  It is the responsibility of each Access Person to take all steps necessary before executing a personal trade to verify that the trade is in compliance with the provisions and intent of the Code.

         1.4      PERCEIVED AMBIGUITY SHALL NOT EXCUSE VIOLATIONS

                  Any Access Person who believes a particular provision of the Code is ambiguous is required to contact the Compliance Department for determination prior to executing a transaction subject to that provision.

         1.5      PRE-CLEARANCE DOES NOT PROTECT WRONGDOING

                  Receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

 2       REPORTING REQUIREMENTS

                  Every Access Person is required to submit reports of all Covered Securities Beneficially Owned, all accounts in which any Securities are held and any transactions in Covered Securities as indicated below. Covered Securities transactions of Access Persons will be reviewed for compliance with the provisions of this Code. A violation may result from either a single transaction or multiple transactions if the Compliance Department determines that the transactions did not comply with provisions of this Code.

                  Information relating to the holdings and personal trades of Access Persons will be shared with Senior Management of Federated from time to time for purposes of reviewing Access Person trading patterns and practices.

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         2.1      INITIAL REPORTING REQUIREMENTS

                  Within ten (10) calendar days of commencement of employment as an Access Person, the Access Person will provide the Compliance Department a list including:

                  (a) the full name, description, number of shares and principal amount, of each Covered Security, including those shares of Federated funds included under this Code's definition of "covered security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator), in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

                  (b) the name and address of any broker-dealer, bank or other financial institution maintaining an account in which any Securities are held.

                  The Compliance Department will direct the broker-dealer, bank or other financial institution maintaining each account to provide duplicate confirmations of all transactions and account statements directly to the attention of the Chief Compliance Officer, in a timely fashion. Each Access Person must assure that such information is received.

         2.2      QUARTERLY REPORTING REQUIREMENTS

                  NOT LATER THAN TEN (10) CALENDAR DAYS AFTER THE END OF THE CALENDAR QUARTER every Access Person must review the information received by the Compliance Department relating to the personal transactions in any Covered Security (other than those personal transactions in Securities exempted under
                  Section 4 of this Code).

                  Each Access Person must complete the quarterly reporting requirements using TradeComply to:

                  (a) confirm that all Covered Security transactions during the previous calendar quarter in all personal and household member accounts have been reported, including transactions in Federated funds included under this Code's definition of "covered security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator),

                  (b) confirm that all open investment account information,
                      including names of broker-dealers, banks and other financial institutions, addresses and account numbers have been reported,

                  (c) notify the Compliance Department of any new investment accounts established with broker-dealers, banks or other financial institutions during the quarter and the date the account was established,

                  (d) resolve any discrepancies with the Compliance Department,
                      and

                  (e) record an electronic signature on TradeComply.

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         2.3      ANNUAL REPORTING REQUIREMENTS

                  ON AN ANNUAL BASIS AND WITHIN TEN (10) CALENDAR DAYS OF A REQUEST of the Compliance Department, every Access Person is required to (1) certify that he or she has read the Code, and
                  (2) acknowledge his or her understanding of and compliance with the Code, its requirements and Associated Procedures. At the same time, the Access Person must review a current list of securities held in the Access Person's account(s) as reported to the Compliance Department and:

                  (a) review for accuracy all securities held in all personal and household member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership, including shares of Federated funds included under this Code's definition of "covered security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator);

                  (b) review for accuracy all open investment account
                      information, including names of broker-dealers, banks and other financial institutions, addresses and account numbers;

                  (c) resolve any discrepancies with the Compliance Department;

                  (d) record an electronic signature on TradeComply.

         2.4      INDEPENDENT DIRECTORS

                  Independent Directors shall report all holdings and transactions in shares of Federated funds included under this Code's definition of "covered security" that are held in accounts with a financial institution or intermediary, (this does not include accounts held directly with Federated's Transfer Agent or 401k Plan Administrator).

                  Except for the responsibility to report holdings and transactions involving Federated funds, an Independent Director is exempt from all other "initial reporting requirements" and "annual reporting requirements". An Independent Director shall be exempt from other "quarterly reporting requirements", so long as, at the time of the personal transaction in the Covered Security (other than shares of Federated funds), the Independent Director neither knew nor should have known that the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.

         2.5      NON-FEDERATED OFFICERS OF FEDERATED FUNDS OR PROPRIETARY
                  CLIENT FUNDS

                  (a) Non-Federated personnel serving as officers of a fund who are specifically designated as Access Persons subject to this provision shall be so notified by the Compliance Department and shall be deemed to be Access Persons of Federated.

                  (b) Non-Federated personnel serving as officers of a fund who are specifically designated as Access Persons subject to this provision shall be so notified by the Compliance Department and shall be deemed to be Access Persons of Federated.

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                  (c) Such specially designated Access Persons shall be subject to all provisions under this Code, except that only the following provisions shall apply:

                      Section 1         Access Person Responsibilities

                      Section 2         Reporting Requirements

                      Section 5.1       General Prohibitions

                      Section 5.2       IPOs are Prohibited

                      Section 5.3 Private Placements Require Prior Compliance Approval

                      Section 5.5       Minimum Holding Period - Designated
\                                       Federated Funds

                      Section 5.6       Prohibition on Insider Trading

                      Section 5.7       Disclosure or Misuse of Fund Information

                      Section 5.10      Prior Knowledge

                  (d) Each specially designated Access Person shall notify the
                      Compliance Department of any positions held on the Board of Directors of any publicly held company and any "for-profit" private company. In the event that the Access Person, thereafter, should be advised of an issue relating to any such company, the Access Person shall recuse himself or herself from any discussion or consideration of such issues.

                  (e) Violations of the Code and/or suspicious trading activity shall be reported by the Compliance Department to the Senior Manager of such Access Person. A report by the employer of the steps taken in response to the issues raised shall be requested by the Compliance Department and reported to Federated management, the Fund's Audit Committee and, ultimately, the Fund's Board of Directors.

3        PRE-CLEARANCE REQUIREMENTS

         3.1      PRE-CLEARANCE OF TRADES

                  Unless subject to a preclearance exception, all Access Persons must preclear every purchase or sale of a Covered Security in which the Access Person has beneficial ownership (including transactions in pension or profit-sharing plans), in accordance with the Associated Procedures governing pre-clearance.

                  (a) Domestic securities must be precleared using TradeComply.

                  (b) Foreign securities must be precleared using TradeComply, and if approved, must also be precleared by the Head Trader or Senior Vice President in the Federated Global New York office, by submitting a completed "Personal Transaction Notification" form (see addendum) to the Head Trader or Senior Vice President in the Federated Global New York office.

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                  (c) Access Persons without access to TradeComply must contact the Compliance Department for forms to be used when submitting preclearance requests.

         3.2      DURATION

                  Preclearance Approval remains in effect until the end of the following business day.

         3.3      PRE-CLEARANCE DOES NOT PROTECT WRONGDOING

                  Preclearance approval and the receipt of express prior preclearance approval does not exempt you from the prohibitions outlined in this Code.

         3.4      OPTIONS, FUTURES AND/OR SHORT SELLING BY INVESTMENT PERSONS

                  Investment Persons trading in options or futures contracts, or engaging in short sales of Covered Securities, must obtain both (a) approval by the senior manager designated in this section and (b) preclearance of the trade through TradeComply.

                  Transactions by Research Analysts and other Research staff members reporting to the Head of Research - Equity, that involve options, futures and/or short selling must be first pre-approved by the Head of Research - Equity, or his designee, and then precleared through the TradeComply system. Transactions by all other Investment Persons, that involve options, futures and/or short selling must be first pre-approved by the Chief Investment Officer ("CIO") having responsibility for the security type (Equity trades by Steve Auth and Fixed Income trades by Bill Dawson), or his designee, and then precleared through the TradeComply system.

         3.5      EXCEPTIONS

                  Pre-clearance requirements do not apply to:

                  (a) Shares of any registered investment companies including
                      Federated funds included under this Code's definition of "Covered Security".

                  (b) Non-volitional purchases or sales.

                  (c) Dividend reinvestment plan; or automatic payroll deduction plan purchases that are either (a) made solely with the dividend proceeds, or (b) whereby an employee purchases securities issued by an employer.

                  (d) Exercise of rights to purchase and any sales of such
                      rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer.

                  (e) Exercise of rights to tender securities when an offer is made on a pro rata basis to all holders of a class of Covered Securities.

                  (f) Gifts or charitable donations of a Covered Security.

                  (g) Purchases and sales of Covered Securities executed by an
                      Independent Director.

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         3.6      EXCEPTION PROCEDURE FOR EMPLOYEE STOCK OPTIONS OF A PREVIOUS
                  EMPLOYER

                  Subject to the conditions indicated, an Access Person or Investment Person may exercise employee stock options for securities of a previous employer, as follows:

                  (a) Access Persons and Investment Persons may exercise such an employee stock option for cash and hold the stock thereafter, without restriction that would otherwise be imposed by concurrent fund transactions after a determination is made by the Compliance Department that no material conflict of interest exists.

                  (b) Access Persons and Investment Persons may utilize a
                      cashless exercise of an option by applying previously held shares in payment for a greater number of new shares, without restriction that would otherwise be imposed by concurrent fund transactions or the 60-day rule, after a determination is made by the Compliance Department that no material conflict of interest exists.

                  (c) Access Persons and Investment Persons may exercise a
                      cashless exercise involving a sale of shares, subject only to a blackout on the day of a fund trade, and without regard to the 60-day rule, if the exercise is approved, in writing, by the President of the advisory companies. Any such exercise by the President of the advisory companies would require written approval by the CEO of Federated Investors, Inc.

                  (d) All such exception provisions for the exercise of employee stock options shall be conditioned on:

                      - Access Persons and Investment Persons must notify the Compliance Department of the existence of all employee stock options held in a previous employer and request approval to proceed with each exercise.

                      - Prior to granting approval of the requested exercise, the Compliance Department must document that no apparent conflict of interest has been identified that would prohibit the exercise.

                      - Approval of any such exercise shall be conditioned on full disclosure to the Compliance Department of all communications concerning that security within Federated by the Access Person or Investment Person during the seven days prior to the exercise of an employee stock option.

                      - Following the exercise of such an option, the Compliance Department shall further review any fund transaction in the same security during what otherwise would have been an applicable blackout period and any other activity by the Access Person or Investment Person to determine and document that no apparent conflict of interest can be identified that would have prohibited the exercise. Should such an apparent conflict be identified, it shall be reported to the President of the advisory companies and the CEO of Federated Investors, Inc., and investigated further for determination as to whether a violation has occurred.

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4        EXEMPT TRANSACTIONS

         4.1      EXEMPT SECURITIES

                  Unless otherwise specified within this Code, purchases or sales of the following Securities are not subject to the Preclearance or Prohibitions and Restrictions sections of this
                  Code:

                  (a) direct obligations of the Government of the United States and U. S. Government Agencies;

                  (b) bankers' acceptances;

                  (c) bank certificates of deposit;

                  (d) commercial paper;

                  (e) high quality short-term debt instruments, including
                      repurchase agreements; and

                  (f) shares of registered open-end investment companies that are not included under this Code's definition of "covered security." (Note specified provisions of this Code are applicable to investment in Federated funds included under this Code's definition of "covered security".)

         4.2      DISCRETIONARY ACCOUNTS

                  Discretionary Accounts over which the Access Person has no direct or indirect influence or control are not subject to preclearance requirements or blackout periods, but retain the prohibition on IPOs specified in this Code and are subject to all reporting requirements.

                  Access Persons establishing discretionary accounts and the individuals accepting discretionary authority over such accounts shall be required to acknowledge, in writing, their understanding and acceptance of the restrictions applicable to such accounts. Access Persons must provide information relating to the investment objective and any restrictions placed on his or her discretionary account(s) and any changes made to those objectives or restrictions to the Compliance Department.

5        PROHIBITIONS AND RESTRICTIONS

         5.1      GENERAL PROHIBITIONS

                  Every Access Person is prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund from:

                  (a) employing any device, scheme or artifice to defraud the
                      Fund;

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                  (b) making any untrue statement of a material fact to the Fund or omitting to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                  (c) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

                  (d) engaging in any manipulative practice with respect to the
                      Fund.

                  Examples: Causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option.

         5.2      IPOs ARE PROHIBITED

                  Access Persons may not acquire any Security in an initial public offering ("IPO"); with the exception that:

                  (a) IPOs relating to securities of the employer of a spouse, when offered to all employees at the spouse's level, or the demutualization of insurance companies, banks or savings and loans are allowed, and

                  (b) initial offering of diversified investment funds,
                      including closed-end funds and UITs are allowed.

                  All such exceptions require reporting and preclearance in accordance with the provisions of Sections 2 and 3, above.

         5.3      PRIVATE PLACEMENTS REQUIRE PRIOR COMPLIANCE APPROVAL

                  If an Investment Person receives prior approval and acquires a Security in a private placement, the Investment Person must disclose this investment to the CIO (or his designee) before the Investment Person may participate in any subsequent consideration of any potential investment by the Fund in the issuer of that Security.

                  Following a purchase by an Investment Person in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Compliance Department.

                  No Access Person will be allowed to invest in a private placement in which a fund has an investment or contemplates participation.

         5.4 PROHIBITION OF SHORT-TERM PROFITS - 60-DAY RULE - INDIVIDUAL SECURITIES

                  As a general rule, personal securities transactions should be for long-term investment purposes and should not be initiated for short-term profits. Profits realized on the sale of an individual security held less than 60 days must be disgorged.

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                      -    When a new purchase results in multiple lots of a
                           security held in a personal portfolio, no lot of the same security may be sold within 60 days if sale of any lot of the security would result in a gain.

                      - Similarly, no security may be purchased within 60 days of the sale of the same security, unless the security is purchased at a price greater than the price of any sale of the security within the prior 60 days.

         5.5      MINIMUM HOLDING PERIOD - DESIGNATED FEDERATED FUNDS

                  Any holding of Federated funds designated as "Covered Securities" under this Code will be required to be held for a minimum time period before it may be sold. In addition, the frequency in which an Access Person may adjust the asset allocation among Federated funds is restricted. The following conditions apply:

                      - The minimum required holding period for Federated funds is 60 days, unless the particular fund has a redemption fee provision lasting for a longer period, in which case the minimum holding period will be the same as the redemption fee period. Holding periods will be measured for fund transactions on a "first in, first out" (FIFO) accounting basis.

                      - Asset allocation adjustments to investments in Federated funds may be made no more frequently than once every 31 days by each Access Person.

                      - Neither systematic purchases (periodic contributions or 401k deferrals) nor systematic or periodic withdrawals, that are part of a regular pattern, as determined by the Compliance Department, will generally trigger a holding period violation. Similarly, required income distributions by a trust, minimum required IRA distributions and 529 Plan distributions for education expenses will not generally trigger a holding period violation.

                      - The Compliance Department shall be authorized to grant further exception from the required holding period in cases of exceptional hardship that could not be reasonably foreseen by an Access Person.

         5.6      PROHIBITION ON INSIDER TRADING

                  Use of material, non-public information about any issuer of securities is prohibited, regardless of whether such securities are held by or have been recommended for any Fund.

                  (See the Federated "Confidentiality and Insider Trading Policy" for more information. If you have questions concerning insider trading issues, contact the Compliance Department or General Counsel.)

       5.7        DISCLOSURE OR MISUSE OF FUND INFORMATION

                  Selective disclosure to third parties or misuse of any material, nonpublic fund-related information is prohibited. No portfolio holdings or any other material, nonpublic information regarding a fund may be disclosed, unless the same data is posted on the public website for other investors or is otherwise publicly available on a simultaneous basis. "Material" information is defined as any fund-related information that might be expected to impact an investor's decision to buy, sell or hold a fund, and may include holdings, trading strategies, pending transactions, performance or performance attribution, duration, yields or other key statistics. Requests for public disclosure of previously undisclosed information or to release information on a more frequent schedule must be approved by the President of the Advisory Companies and Chief Compliance Officer.

                  The purchase or sale of Federated fund shares based on material, nonpublic information about the fund's portfolio is similarly prohibited.

         5.8      BLACKOUT - RECOMMENDATIONS / RESTRICTED LIST

                  Research analysts covering, recommending or trading a Security in a model portfolio may not execute a personal transaction in that Covered Security within seven (7) days before or after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list" or the model portfolio trade occurs. This provision supersedes both the de minimis rule provided below and any prior preclearance.

                  Other Investment Personnel not involved in recommending a security may not execute a personal transaction in a Covered Security within seven (7) calendar days after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list." This provision supersedes both the de minimis rule provided below and any prior preclearance.

                  Other Access Persons are restricted from executing a personal transaction in any Covered Security for 24 hours after a recommendation is made to "buy" or "sell" that security or it is added to the "restricted list", subject to the de minimis rule, provided below, and prior preclearance.

         5.9      BLACKOUT - FUND TRADES

                  Portfolio managers of a Fund and research analysts covering or recommending a Covered Security are prohibited from purchasing or selling that Security within seven (7) days before or after the Fund purchases or sells that Security. This provision supersedes both the de minimis rule provided below and any prior preclearance

                  Investment Personnel not involved in recommending a security or ordering a trade in that security may not purchase or sell a Covered Security within seven (7) calendar days after the Fund purchases or sells the same Covered Security, subject to the de minimis rule provided below, and prior preclearance.

                  Access Persons are restricted from executing a personal transaction in any Covered Security at any time during which the Fund has a pending "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn, subject to the de minimis rule, provided below and prior preclearance.

         5.10     PRIOR KNOWLEDGE

                  No Access Person may execute a personal transaction, directly or indirectly, in any Covered Security, and neither the de minimis rule provided below nor any prior preclearance will apply, when he or she knows, or should have known, that the Covered Security:

                      -    is being considered for purchase or sale by the Fund;
                           or

                      -    is being purchased or sold by the Fund.

         5.11     DE MINIMIS EXCEPTIONS

                  Unless otherwise specified, blackout periods do not apply for a personal transaction in any LARGE CAP security (defined as companies with market capitalization equaling or exceeding $7 BILLION) when the total value of the transaction is:

                      -    $ 10,000 or less for any large cap EQUITY security

                      -    $ 25,000 or less for any large cap FIXED security

                  The de minimis allowance is a single exception to the entire blackout period, regardless of the length of time during which the blackout may be in effect. For example, an Investment Person may enter into only one de minimis transaction per security during any seven (7) day period.

                  These de minimis provisions do not apply to specified investment personnel, as provided in Sections 5.8 and 5.9, above.

                  DE MINIMIS RULES DO NOT PROTECT WRONGDOING. Any purchase or sale by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in this Code and the judgment of the Compliance Department, notwithstanding any other provisions of this Code.

         5.12     SERVING ON BOARDS OF DIRECTORS

                  All Investment Personnel are prohibited from serving on the boards of directors of any publicly issued or privately held "for profit" issuer of a Covered Security, unless authorization to serve on the board is granted in writing by the President of the Advisers. The President of the Advisers shall provide a copy of the written authorization to the Compliance Department. Such exemption may be made only in special circumstances where the President of the Advisers determines that such board service would be consistent with the interests of the Investment Company and its shareholders and is required by extenuating circumstances relating either to the issuer of the security (as in the case of a fund holding a concentration of a security that is in a workout situation) or to the unique and unusual personal situation of an Investment Person. If prior approval to serve as a director of a company is granted for personal reasons, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations regarding such company. (This shall not limit or restrict service on the Board of Federated, its subsidiaries, Federated Funds, Proprietary Funds or other funds administered by subsidiaries of Federated.)

         5.13     EXCESSIVE TRADING

                  Access Persons are strongly discouraged from trading excessively. This applies to both individual securities and registered investment company securities included under this Code's definition of "Covered Security." CIOs and the President of the Advisers will review the transaction volume of Investment Persons on a monthly basis. The transaction volume of other Access Persons may be reviewed with other managers periodically.

         5.14     INDEPENDENT DIRECTORS

                  Notwithstanding the other restrictions or exemptions provided under this Code, Independent Directors are subject only to the following subsections of this Section 5:

                      Section 5.1       General Prohibitions

                      Section 5.5 Minimum Holding Period - Designated Federated Funds

                      Section 5.6       Prohibition on Insider Trading

                      Section 5.7       Disclosure or Misuse of Fund Information

                      Section 5.10      Prior Knowledge

                  No other provisions of this Section 5 shall apply to Independent Directors.

         5.15     RESTRICTIONS ON INVESTMENT CLUBS

                  Investment Persons who wish to participate in an investment club must request CIO approval prior to joining in the club activity. Names of other club members must be disclosed. The CIO shall notify the Compliance Department when such approval is granted.

                  Access Persons will be deemed to have a beneficial ownership in any trade by the club. All investment club activity by any Access Person or investment person will require preclearance and must be reported by duplicate confirms and statements.

6        PROHIBITION ON GIVING / RECEIVING GIFTS

                  Every Access Person is prohibited from giving or receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year to or from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition shall not apply to:

                  (a) salaries, wages, fees or other compensation paid, or
                      expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

                  (b) meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

                  (c) advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

                  (d) the acceptance of gifts, meals, refreshments, or
                      entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job or recognized holiday; or

                  (e) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

7        REVIEW AND SANCTIONS

         7.1      MANAGEMENT REVIEW OF INVESTMENT PERSONS' TRADING ACTIVITY

                  The President of the Advisers, the CIOs and such additional managers as the President of the Advisers shall designate, will receive regular reports of investment-related activity by Investment Persons, such as preclearance requests and completed transactions. Personal investment data will be reviewed to determine whether the transactions conflict with any Fund activity and whether the transactions appear appropriate and consistent with the position and responsibility of the Investment Person.

         7.2      COMPLIANCE REVIEW OF TRADING ACTIVITY

                  The Compliance Department will review personal trading activity and trading records to identify possible violations, including:

                  (a) delay in reporting individual investments or investment accounts;

                  (b) failure to report individual investments or investment accounts;

                  (c) filing false or incomplete reports;

                  (d) failure to preclear individual trades;

                  (e) executing trades that violate provisions of this Code; and

                  (f) failure to comply with the receipt of gifts provision.

                  Violations noted will be identified as being technical, substantive or material.

         7.3      SELF-DISCOVERY AND REPORTING

                  Immediate disclosure by an Access Person to the Compliance Department of a self-discovered violation and correction of that violation (including the immediate disgorging of any gain) will generally be treated as an "exception" to be recorded, but not as a material violation, if the Access Person is not benefited by the transaction and the Compliance Department determines that the violation was not intentional.

         7.4      SANCTIONS

                  Upon determining that a violation of this Code or its Associated Procedures has occurred, the Compliance Department may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:

                  (a) a letter of censure;

                  (b) suspension;

                  (c) a fine, either nominal or substantial;

                  (d) the unwinding of trades;

                  (e) the disgorging of profits;

                  (f) the disallowance of or required preclearance of
                      discretionary account trades;

                  (g) the prohibition of or further restrictions on personal trading; or

                  (h) the recommendation that the employment of the violator be terminated.

         7.5      FACTORS FOR CONSIDERATION

                  Sanctions listed above may be assessed individually or in combination. Prior violations of the Access Person and the degree of responsibility exercised by the Access Person will be taken into consideration in the assessment of sanctions.

                  (In instances where a member of the Access Person's household commits the violation, any sanction will be imposed on the Access Person.)

         7.6      REPORTING OF VIOLATIONS

                  (a) Violations of Investment Personnel and proposed sanctions will be reported to the responsible CIO and/or Manager. Violations of other Access Persons and proposed sanctions will be reported to the responsible Senior Manager. All violations and the proposed sanction will be reported to the General Counsel and Director of Internal Audit of Federated.

                  (b) All substantive or material violations of this Code, any sanctions imposed with respect thereto, any patterns or trends noted and any difficulties in administration of the Code shall be reported to Senior Management and to the Board of the Fund, or its Audit Committee, at least annually.

8        DEFINITIONS

         8.1      1933 ACT

                  The "1933 Act" means the Securities Act of 1933, as amended.

         8.2      1934 ACT

                  The "1934 Act" means the Securities Exchange Act of 1934, as amended.

         8.3      1940 ACT

                  The "1940 Act" means the Investment Company Act of 1940, as amended.

         8.4      ACCESS PERSON

                  "Access Person" means any person who participates in or who, in connection with his or her duties, obtains or could obtain any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund. It includes a director, trustee, officer, managing general partner, general partner, or Investment Person of a Fund, of the Underwriter, and of the Adviser and other persons designated by the Compliance Department, any trust in which a Federated Access Person is a trustee with investment discretion and in which such Access Person is directly or indirectly a beneficiary, any closely-held entity (such as a partnership, limited liability company or corporation) in which an Access Person holds a controlling interest and with respect to which he or she has investment discretion, and any account (including any retirement, pension, deferred compensation or similar account) in which an Access Person directly or indirectly has a substantial economic interest and over which he or she exercise investment discretion.

                  Trading activity by an Access Person's household members will generally be attributed to the Access Person. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

         8.5      ADVISER

                  "Adviser" means any subsidiary of Federated registered as an investment adviser with the SEC.

         8.6      ASSOCIATED PROCEDURES

                  "Associated Procedures" means those procedures and/or statements that have been adopted by the Underwriter, the Adviser, the Fund or the Compliance Department, and which are designed to supplement this Code and its provisions.

         8.7      BENEFICIAL OWNERSHIP

                  "Beneficial Ownership" will be attributed to an Access Person in all instances where the Access Person directly or indirectly (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership.

         8.8      BOARD

                  The "Board" means, with respect to a Fund, the board of directors or trustees or any other group serving a similar function that has adopted this Code on behalf of the Fund.

         8.9      CODE

                  "Code" means this Code of Ethics [and any Associated Procedures].

         8.10     COMPLIANCE DEPARTMENT

                  The "Compliance Department" means the Chief Compliance Officer of Federated and those other individuals designated by him or her as responsible for implementing this Code and the Associated Procedures.

         8.11     CONTROL

                  "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act.

         8.12     COVERED SECURITY

                  "Covered Security" shall include any Security, or interest in a Security, not expressly excluded by provisions of this Code of Ethics, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and any related instruments and securities. "Covered Security" shall include shares of all Federated funds and any 529 Plan or annuity employing such funds, unless specifically excluded in the paragraph below. Also included are futures, swaps and other derivative contracts.

                  "Covered Security" shall not include: direct obligations of the Government of the United States or U. S. Government Agencies (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of those registered open-end investment companies not expressly identified in this section. For purposes of reporting, "Covered Security" does not include any shares of Federated funds that are designated as Money Market or Ultrashort Bond funds. "Covered Security" does not include any non-Federated fund asset in a direct account with a mutual fund, or 529 Plan or annuity offeror when that account may only hold registered open-end investment company securities.

         8.13     FEDERATED

                  "Federated" means Federated Investors, Inc. and any of its subsidiaries as the context may require.

         8.14     FUND

                  "Fund" means (i) each investment company registered under the 1940 Act (and any series or portfolios of such company) for which an Advisers serves as an investment adviser (as defined in Section 2(a)(20) of the 1940 Act or an Underwriter serves as a principal underwriter (as defined in Sections 2(a)(29) and (40) of the 1940 Act) and (ii) any other investment account or portfolio over which an Adviser exercises investment discretion.

         8.15     INDEPENDENT DIRECTOR

                  "Independent Director" means a member of the Federated Funds' Board who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

         8.16     INITIAL PUBLIC OFFERING

                  "Initial Public Offering" means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

         8.17     INVESTMENT PERSON; INVESTMENT PERSONNEL

                  "Investment Person" or "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and CIOs) and individuals who provide information and advice to such portfolio managers (such as securities analysts); and those who assist in executing investment decisions for the Fund (such as traders) and their related staff members. It further includes any trust in which an Investment Person is a trustee with investment discretion and in which such Investment Person is directly or indirectly a beneficiary, any closely-held entity (such as a partnership, limited liability company or corporation) in which an Investment Person holds a controlling interest and with respect to which he or she has investment discretion, and any account (including any retirement, pension, deferred compensation or similar account) in which an investment person, directly or indirectly, has a substantial economic interest and over which said Investment Person or family member exercise investment discretion.

                  Trading activity by an Investment Person's household members will generally be attributed to the Investment Person. (If non-family members also reside in the household, the Investment Person must either declare that the Investment Person has no influence on the investment decisions of the other party or the Investment Person must report the party as an Investment Person.)

         8.18     PRIVATE PLACEMENT

                  "Private Placement" or "limited offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the 1933 Act or pursuant to rule 504, rule 505 or rule 506 under the 1933 Act.

         8.19     PURCHASE OR SALE OF A COVERED SECURITY

                  "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

         8.20     SEC

                  The "SEC" means the Securities and Exchange Commission of the United States, and any successor thereto.

         8.21     SECURITY

                  "Security" has the meaning set forth in Section 2(a)(36) of the 1940 Act.

         8.22     UNDERWRITER

                  "Underwriter" means any subsidiary of Federated registered as a broker/dealer with the SEC.

                  ADDENDUM

                  ACCESS PERSONS PROCEDURES

1        PRECLEARANCE APPROVAL USING TRADECOMPLY

                  (a) All Access Persons who wish to effect a personal
                      securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeComply prior to engaging in the transaction. [Because TradeComply does not include securities being contemplated for purchase by the Federated Global Management portfolio managers, Access Persons executing transactions in foreign securities must complete additional preclearance steps. See "Preclearing Foreign Securities".]

                  (b) When trading options, the Access Person must preclear the underlying security before entering into the option contract.

                  (c) Based on established criteria, TradeComply determines
                      whether the contemplated transaction should be permitted. The primary criterion applied is whether the Covered Security is on the Federated Equity Restricted List or Open Order lists, or whether the Covered Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeComply).

                  (d) Approval is either granted or denied immediately in
                      TradeComply.

                  (e) If approval is denied, the contemplated personal
                      transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeComply.

                  (f) If approval is granted, the Access Person is free to
                      effect the personal transaction in that Covered Security until the end of the next trading day only. In this regard, open orders extending beyond the next trading day (good till cancel) must be resubmitted for approval in TradeComply to comply with the Code.

                  (g) All trade requests and their dispositions are maintained in TradeComply and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with the Code.

                  (h) The Compliance Department reviews all exceptions generated by TradeComply after fund trades and personal trades have been compared and determines the appropriate action to be taken to resolve each exception.

2        INVESTMENT COMPANY COMPLIANCE REVIEW

                  Access Persons must provide all relevant information concerning investments in Federated funds held in accounts with financial institutions or intermediaries (banks, broker-dealers, etc.) to the Compliance Department in the same manner and subject to the same timing requirements as individual securities.

3        NON-U.S. BASED FEDERATED ACCESS PERSONS

                  (a) Access Persons who are not located in the U.S. must
                      request preclearance approval from the Compliance Department via email. Access Persons must provide specific trade details including the issuer name, CUSIP or SEDOL number, type of transaction (purchase or sale) and an indication of whether the anticipated proceeds of the transaction will exceed $10,000 (USD).

                  (b) The Compliance Department requests preclearance for the transaction through TradeComply on the business day the request is received. The Compliance Department notifies the Access Person via email of the results of the preclearance request.

                  (c) If the trade request is approved, the Access Person must execute the trade no later than the close of business on the business day following the date of the request.

4        NON-FEDERATED ACCESS PERSONS

                  (a) Transaction and holdings information of non-Federated
                      officers of Federated and/or Proprietary Funds shall be reviewed on a quarterly basis to determine whether any patterns of conflict are exhibited with any funds for which Federated has access to fund transaction information, and

                  (b) Data relating to the trades of all personnel designated as
                      Access Persons of a fund for which Federated does not have access to fund transaction information will be submitted to Compliance Department or other appropriate personnel of the fund's adviser for review on a quarterly basis.

                  If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer, Brian P. Bouda. Appeals are solely within the discretion of the Chief Compliance Officer.

5        PRECLEARING FOREIGN SECURITIES

                  (a) All Access Persons wishing to execute a personal trade in a foreign security must first preclear the security in TradeComply. TradeComply will approve or deny the preclearance request based on its knowledge of any fund activity in the security as well as the Access Person's trading restrictions as defined by their assigned compliance group. If the preclearance request in TradeComply is denied, then the personal trade may not be executed. If, however, the preclearance request in TradeComply is approved, then the Access Person MUST OBTAIN A SECOND PRECLEARANCE APPROVAL from the Federated Global trading desk prior to executing the personal trade.

                  (b) The Head Trader or Senior Vice President in the New York
                      office will be responsible for granting or denying approval to the SECOND preclearance request. If approval is granted, then the Access Person may execute the personal trade. If, however, approval is denied then the personal trade may not be executed (notwithstanding the first approval granted in TradeComply.)

                  (c) If approval is granted, the following "Personal
                      Transaction Notification" form must be completed so that the Head Trader can maintain a record of all preclearance requests.

                  (d) The Head Trader sends a copy of any completed forms,
                      whether approval was granted or denied, to the Compliance Department.

                  (e) If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer, Brian Bouda at
                      (412) 288-8634. Appeals are solely within the discretion of the Chief Compliance Officer.

ADDENDUM

PERSONAL TRANSACTION
NOTIFICATION

I, __________________________ intend to buy/sell shares of ______________ for my personal account or an account for which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by Federated Investors or Federated Global Research.

                                 Signed by: ___________________________________
                                 Date:      ___________________________________
                                 Acknowledged by: _____________________________
                                 (Head Trader or Sr. VP)

                  COMPLIANCE DEPARTMENT PROCEDURES

1        PRECLEARANCE

                  (a) Preclearance approval and a statement that the Access
                      Person was not aware of any consideration of a security by research analysts or fund portfolio managers for a recommendation, an actual fund trade or an anticipated transaction, shall be conclusive for purposes of reviewing a personal transaction, unless additional facts or a preponderance of circumstances suggest otherwise. This conclusive presumption does not apply to research analysts covering or recommending a Covered Security involved in a fund trade or portfolio managers of a fund making a trade in that security.

                  (b) Before approving a preclearance request for a private
                      placement, submitted by an Access Person, the Compliance Department shall inquire of fund managers and head traders as to whether an order is pending or expected to be entered for the same security. In cases where an investment person has submitted the request for preclearance, the Compliance Department shall also notify the CIO to whom the investment person reports.

2        INITIAL REPORTING PROCESS

                  (a) A member of the Compliance Department meets with each new
                      Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeComply.

                  (b) The Access Person is required to complete the
                      "Certification and Acknowledgment Form" to acknowledge his/her understanding of the Code of Ethics and return it to the designated Compliance Assistant within ten (10) calendar days.

                  (c) In addition, the Access Person is required to complete the
                      "Personal Security Portfolio Form" which includes the following information:

                        - the full name, description, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

                        - the name and address of any broker-dealer, bank or other financial institution maintaining an account in which any Securities are held.

                  (d) A separate form must be completed for the Access Person and all household members as defined in Section 8.2 of the Code. The signed form(s) must be returned to the Compliance Department within ten (10) calendar days.

                  (e) A member of the Compliance Department inputs current
                      portfolio holdings information into TradeComply as "initial" holdings. (f) The Compliance Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.

3    QUARTERLY REPORTING PROCESS

                  (a) On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements using TradeComply.

                  (b) Within ten (10) calendar days of the quarter end, the
                      Access Person is required to:

                        - review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household member accounts;

                        - review all open account information, including names of broker-dealers, banks and other financial institutions, addresses and account numbers;

                        - notify the Compliance Department of any new accounts established with broker-dealers, banks or other financial institutions during the quarter and the date the account was established;

                        - resolve any discrepancies with the Compliance Department;

                        -  record an electronic signature on TradeComply.

                  (c) Lisa Ling, Compliance Officer, reviews Covered Security transactions executed by any Access Person during the calendar quarter periodically throughout the quarter using the Compliance Monitor function in TradeComply.

                  (d) The Compliance Department issues memos to each Access
                      Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

                  (e) Based on the activity and the responses to the memos, the
                      Compliance Department may impose any of the sanctions identified in Section 7.

                                       B-2

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4        ANNUAL REPORTING PROCESS

                  (a) At least annually, the Compliance Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

                  (b) This re-certification is required to be completed within ten (10) calendar days of the request. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeComply.

                  (c) At the same time, the Compliance Department provides each
                      Access Person with a current list of securities held in the Access Person's account(s) on TradeComply.

                  (d) Within ten (10) calendar days of the request, the Access
                      Person is required to:

                        - review for accuracy all securities held in all personal and household member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                        - review all open account information, including names of broker-dealers, banks and other financial institutions, addresses and account numbers;

                        - resolve any discrepancies with the Compliance Department;

                        -  record an electronic signature on TradeComply.

5        FEDERATED FUND TRANSACTIONS

                  On a quarterly basis, the Compliance Department will request and review a report of registered investment company securities transactions by Access Persons and Investment Persons from both the Federated Transfer Agent and the 401k Plan Administrator and from other accounts reported by Access Persons and Investment Persons. Any issues relating to such trading will be communicated to the Chief Compliance Officer, who will review the documented circumstances, discuss the issue with management and take appropriate action, including possible sanctions.

6        REPORTING TO THE BOARD OF DIRECTORS

                  (a) Each quarter, the Compliance Department will provide
                      reports of any substantive or material violations of the Code to the Board of Directors Audit Committee. The Compliance Department will also report any difficulties in administration of the Code and any trends or patterns of personal securities trading which are deemed by the Compliance Department to be violations of the Code.

                  (b) The Compliance Department provides the Board with the name of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

                  (c) At least annually, the Compliance Department shall certify that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

7        RECORD KEEPING REQUIREMENTS

                  The Compliance Department maintains the following books and records in TradeComply for a period no less than six (6) calendar years:

                        -  a copy of the Code of Ethics;

                        - a record of any violation of the Code of Ethics and any action taken as a result of the violation;

                        - a copy of each report made by an Access Person, including initial, quarterly and annual reporting;

                        - a record of all Access Persons (current and for the past five years);

                        - a record of persons responsible for reviewing reports; and

                        - a copy of any supporting documentation used in making decisions regarding action taken by the Compliance Department with respect to personal securities trading.

                                       B-4